EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Sysview Technology, Inc. on Form SB-2 of our report dated April 12, 2006, except for the updates to Note 1 which is dated July 24, 2006, appearing in this Registration Statement on the financial statements as of December 31, 2005 and the preceding two years then ended. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Clancy and Co.

Clancy and Co., P.L.L.C.
Scottsdale, Arizona

October 11, 2006